Exhibit 10.2

Entropic Communications, Inc.

2008 Management Bonus Plan

Summary Description

I.	INTRODUCTION

A.	Purpose: The purpose of the Entropic Communications, Inc. 2008 Management Bonus Plan is to financially reward and retain all executive officers (including all vice presidents) and specified director level employees for their contributions to the success of Entropic Communications, Inc.

B.	Effective Date: The Committee adopted the Plan on March 19, 2008 and the Plan is effective for fiscal and calendar year 2008 beginning January 1, 2008 and ending December 31, 2008.

C.	Eligibility: Subject to Article VI (Termination of Eligibility and Procedures and Practices), all executive officers (including all vice presidents) and specified director level employees who are employed by the Company or its subsidiaries are eligible to participate in the Plan.

D.	Disclaimers. The Company reserves the right to modify, suspend or terminate the Plan at any time. The Company also retains the right to award additional incentive compensation outside the Plan without regard to the minimum performance metrics or annual maximum limits set forth in the Plan. All payments made pursuant to the Plan are made at the sole discretion of the Board or the Committee, as applicable.

II.	DEFINITIONS

A.	“Actual Bonus” means the actual bonus paid to a Participant as determined in accordance with Article V (Calculation of Bonus).

B.	“Amendment” means any modification, suspension or termination of the Plan.

C.	“Annual Base Salary” means, with respect to each Participant, the gross base compensation paid in cash to a Participant in 2008, including all salary, wages and overtime pay and excluding all commissions, bonuses, short-term disability payments, income received from stock options, contributions made by the Company under any employee benefit plan and any other remuneration paid to or received by such Participant from the Company.

D.	“Baseline Bonus” has the meaning provided in Article IV (Bonus Categories), Paragraph A.

E.	“Board” means the Board of Directors of the Company.

F.	“Bonus Categories” has the meaning provided in Article IV (Bonus Categories), Paragraph D.

G.	“Committee” means the Compensation Committee of the Board.

H.	“Company” means Entropic Communications, Inc., a Delaware corporation.

I.	“Company Objectives” has the meaning provided in Article III (Performance Measures), Paragraph A.

J.	“Executive Management” means the individuals listed in Appendix A attached hereto, as may be amended from time to time.

K.	“Individual Objectives” has the meaning provided in Article III (Performance Measures), Paragraph B.

L.	“Individual Multiplier” has the meaning provided in Article V (Calculation of Bonus), Paragraph 2.

M.	“Named Executive Officers” means the individuals listed in Appendix B attached hereto, as may be amended from time to time.

N.	“Non-Executive Participants” means Participants who are not members of the Executive Management.

O.	“Non-Executive Target Bonus” has the meaning provided in Article IV (Bonus Categories), Paragraph B.

P.	“Participants” means all individuals who are eligible to participate in the Plan.

Q.	“Payout Date” has the meaning provided in Article VI (Termination of Eligibility and Procedures and Practices), Paragraph C.

R.	“Plan” means the Entropic Communications, Inc. 2008 Management Bonus Plan as originally adopted or, if amended or supplemented, as amended or supplemented.

III.	PERFORMANCE MEASURES

The extent to which the Company achieves the Company Objectives and the extent to which a Participant achieves his or her Individual Objectives will determine the amount of the Actual Bonus that a Participant is eligible to receive under the Plan.

A.	The “Company Objectives” are established for all Participants by the Board or Committee and achievement of the Company Objectives, in whole or in part, is assessed by the Board or Committee, as applicable, within 60 days after the end of the Company’s fiscal year ending December 31, 2008 and comprise the following two financial metrics:

1.	confidential annual revenue goal (which is given a weighting of 75%); and

2.	confidential annual operating income goal (which is given a weighting of 25%).

B.	“Individual Objectives” refers to the set of objectives for each Participant established by the Company and/or the Board or Committee. Achievement by a Participant of his or her Individual Objectives is assessed by each Participant’s manager (or, in the case of the Chief Executive Officer, by the Board or the Committee) during the semi-annual and annual performance reviews. During such reviews, each Participant will be assessed a rating of “4” (representing individual Participant performance that falls below expectations), “3” (representing individual Participant performance that meets expectations), “2” (representing individual Participant performance that exceeds expectations), or “1” (representing individual Participant performance that is exceptional).

IV.	BONUS CATEGORIES

A.	The extent to which the Company Objectives are met will determine the Bonus Category that is applicable to a Participant. The Bonus Category will determine the baseline bonus (the “Baseline Bonus”) used to calculate the Actual Bonus paid to a Participant under the Plan, which will be based on the extent to which a Participant achieves his or her Individual Objectives.

B.	The Baseline Bonus for each Non-Executive Participant is expressed as a percentage of a target bonus (the “Non-Executive Target Bonus”) that has been, or will be, communicated to each such individual. The Non-Executive Target Bonuses range from 10% to 20% of the Non-Executive Participants’ Annual Base Salary.

C.	The Baseline Bonus for each member of Executive Management (except the Vice President of Worldwide Sales) is expressed as a percentage of such individual’s Annual Base Salary. In the case of the Vice President of Worldwide Sales, his Baseline Bonus is expressed in set dollar amounts. The Baseline Bonuses for each Bonus Category applicable to members of Executive Management other than the Named Executive Officers have been communicated to each such individual. The Baseline Bonuses for each Bonus Category applicable to the Named Executive Officers are set forth in Appendix B hereto.

D.	The “Bonus Categories” consist of the following:

1.	“Budget” is the category that applies if the Company meets the financial metrics specified in the Company’s confidential budget for fiscal year 2008. The Baseline Bonus applicable to this category is:

a.	For Non-Executive Participants, 90% of the Non-Executive Target Bonus;

b.	For Executive Management (other than the Named Executive Officers), specified percentages that represent 90% of the corresponding Baseline Bonus percentages applicable to the “Target” category; and

c.	For Named Executive Officers, the percentages and dollar amounts set forth in the table in Appendix B under the column titled “Budget” (which percentages represent 90% of the corresponding Baseline Bonus percentages applicable to the “Target” category).

2.	“Target” is the category that applies if the Company meets the financial metrics specified as the Company’s confidential target financial metrics for fiscal year 2008. The Baseline Bonus applicable to this category is:

a.	For Non-Executive Participants, 100% of the Non-Executive Target Bonus;

b.	For Executive Management (other than the Named Executive Officers), specified percentages that have been designated as “Target” percentages by the Committee; and

c.	For Named Executive Officers, the percentages and dollar amounts set forth in the table in Appendix B under the column titled “Target.”

3.	“Stretch” is the category that applies if the Company exceeds the financial metrics specified as the Company’s confidential target financial metrics for fiscal year 2008. The Baseline Bonus applicable to this category is:

a.	For Non-Executive Participants, 100% of the Non-Executive Target Bonus;

b. For Executive Management (other than the Named Executive Officers), specified percentages that have been designated as “Stretch” percentages by the Committee; and

c. For Named Executive Officers, the percentages and dollar amounts set forth in the table in Appendix B under the column titled “Stretch.”

4.	“Stretch Plus” is the category that applies if the Company significantly exceeds the financial metrics specified as the Company’s confidential target financial metrics for fiscal year 2008. This bonus category applies exclusively to members of Executive Management. The Baseline Bonus that applies to this category is:

a. For Executive Management (other than the Named Executive Officers), specified percentages that have been designated as “Stretch Plus” percentages by the Committee; and

b. For the Named Executive Officers, the percentages and dollar amounts set forth in the table in Appendix B under the column titled “Stretch Plus.”

V.	CALCULATION OF BONUS

A.	The Actual Bonus that a Participant may receive under the Plan is equal to the Baseline Bonus applicable to such Participant, multiplied by the Individual Multiplier assigned to such Participant. Each Participant’s Individual Multiplier is determined based on the extent to which such Participant achieves his or her Individual Objectives and the resulting review rating that such Participant receives during his or her semi-annual and annual performance reviews from his or her manager (or, in the case of the Chief Executive Officer, the Board or the Committee). The “Individual Multiplier” applicable to each Participant is assigned as follows:

1.	If a Participant receives a review rating of “4” (i.e., fails to achieve at least a “Meets Expectation” rating), such Participant will be assigned an Individual Multiplier equal to 0.0 (i.e., such Participant will not receive any bonus under the Plan).

2.	If a Participant receives a review rating of “3” (i.e., achieves a “Meets Expectation” rating), such Participant will be assigned an Individual Multiplier equal to 0.9 (i.e., such Participant will receive a bonus equal to 90% of the Baseline Bonus applicable to him or her).

3.	If a Participant receives a review rating of “2” (i.e., achieves an “Exceeds Expectation” rating), such Participant will be assigned an Individual Multiplier equal to 1.0 (i.e., such Participant will receive a bonus equal to 100% of the Baseline Bonus applicable to him or her).

4.	If a Participant receives a review rating of “1” (i.e., achieves an “Exceptional” rating), such Participant will be assigned an Individual Multiplier equal to 1.1 (i.e., such Participant will receive a bonus equal to 110% of the Baseline Bonus applicable to him or her).

VI.	TERMINATION OF ELIGIBILITY AND PROCEDURES AND PRACTICES

A.	Termination or Suspension of Eligibility.

1.	Termination. Unless approved by the Board or the Committee, a Participant’s eligibility to receive any payment (whether in whole or in part) under the Plan terminates upon the occurrence of any of the following:

a.	Participant has not been eligible to receive a bonus under the Plan for at least 90 calendar days at the time that payment is due to be made under the Plan; or

b.	Participant is terminated for any reason or resigns voluntarily prior to December 31, 2008.

2.	Suspension. A Participant’s eligibility to receive any payment (whether in whole or in part) under the Plan will be suspended upon the occurrence of any of the following:

a.	Participant is on a Written Warning, a formal Performance Improvement Plan, or is no longer deemed to be in good standing by management at the time that payment is due to be made under the Plan;

b.	Participant is not actively employed by the Company on December 31, 2008; or

c.	Participant is not actively employed on the date the bonus payment is made.

All bonus payments suspended under this paragraph will not be paid until (i) in the case of clause (a), the Board or Committee determines that a Participant’s eligibility should be reinstated in accordance with Paragraph B(1) below, (ii) in the case of clauses (b) and (c), the Participant becomes actively employed in accordance with Paragraph B(2) below.

B.	Payment Deferrals; Proration.

1.	Performance Improvement Plans. At the sole discretion of the Board or Committee, as applicable, the Board or Committee may re-evaluate whether a Participant, whose eligibility under the Plan has suspended under Paragraph A(2)(a) of this Article VI (Termination of Eligibility and Procedures and Practices), and provided such Participant’s performance level has returned to satisfactory level as determined by his or her manager (or, in the case of the Chief Executive Officer, the Board), is eligible for a bonus payment under the Plan and determine the bonus amounts to be paid under the Plan to such Participant.

2.	Leaves of Absence. Bonus amounts due to be paid under the Plan to a Participant on an approved personal or statutory leave of absence at the time that payment is due to be made under the Plan will be withheld until such Participant returns to active employment in good standing. Any withheld bonus payments will be made upon such Participant’s return to active employment and will be made on the first regular payroll following the return to active employment. Wages earned during a leave of absence greater than 30 days will not be considered in the calculation of the bonus payment.

3.	Proration. An employee who meets the eligibility criteria under the Plan and who transfers to a position that is not eligible for bonus payments under the Plan or to another bonus plan will be eligible for a prorated bonus under the Plan based on the length of time in fiscal year 2008 that such individual was employed in an eligible position under the Plan. An new employee or an employee who transfers from a non-eligible position to a position eligible for bonus payments under the Plan and remains in such eligible position for a minimum of 90 calendar days prior to the date that any bonus payment is due under the Plan will be eligible for a prorated bonus based on the length of time in fiscal year 2008 that such individual was employed in the bonus-eligible position, provided such individual continues to meet all other eligibility requirements.

C.	Bonus Payment Schedule. Bonus payments under the Plan will be made within 60 days following the fiscal year ending December 31, 2008 (the “Payout Date”).

D.	Interim Payment of Bonus. The Company reserves the right to make an interim or partial bonus payment to eligible Participants during the Plan period. Any interim or partial payment will be deducted from the total bonus payment due under the Plan on the Payout Date. Participants must meet all eligibility requirements to be eligible for an interim or partial bonus payment. The decision to make of any partial payment will be at the sole discretion of the Board or Committee, as applicable.

E.	Exclusivity. No Participant shall be entitled to receive bonus payments under more than one bonus plan offered by the Company.

F.	Plan Changes. The Company reserves the right to modify or cancel the Plan in total or in part and at any time. Any changes or exceptions to the Plan must be approved in a written Amendment approved by the Chief Executive Officer or the Committee, as applicable.

G.	Management Judgment and Plan Interpretation. In all cases, Company management, the Board and the Committee reserve the right to interpret the Plan terms, conditions, and documentation, and, at their sole discretion, may reduce, modify or withhold payments based on individual performance or modifications to the Plan.

H.	Entire Agreement. This Plan is the entire agreement between the Company and the Participants regarding the subject matter of this Plan and supersedes all prior compensation or bonus plans or any written or verbal representations regarding the subject matter of this Plan.

I.	Procedures and Practices. A copy of the Plan will be made available to all eligible employees.

J.	Employment at Will (US Participants Only). Neither the contents of this Plan or any other company policies, procedures or practices, whether written or verbal, or the acceptance or continuance of employment constitutes a contract of employment for or promise to employ any individual, nor do they create an implied duty or contractual obligation between an employee and the Company. Employment continues at the will of the Participant and the Company, and can be terminated by either the Company or the Participant, for any reason or for no reason, at any time. No Participant of the Company may enter into any contract or agreement which is contrary to this condition of “at will” employment, except by written approval of the Chief Executive Officer of the Company.

K.	Form of Payment; Tax Withholding. A Participant’s Actual Bonus, if any, shall be paid in cash, unless otherwise specified by the Board or the Committee. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with an Actual Bonus paid pursuant to this Plan.

L.	Voluntary Participation; One-Time Program. Participation in the Plan is entirely voluntary. By accepting any bonus payment made under the Plan, a Participant is deemed to accept the terms and conditions of the Plan. This Plan is voluntary and occasional and does not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past. The value of an award made to a Participant under the Plan is an extraordinary item of compensation, which is outside the scope of such Participant’s employment, service contract or consulting agreement, if any. Any award made under the Plan and any income derived therefrom are a potential bonus payment not paid in lieu of any cash salary compensation and is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accidental insurance benefits, pension or retirement benefits or similar payments. By accepting any bonus payment made under the Plan, a Participant agrees that he or she does not have the right to, and will not assert, any claim or entitlement to compensation, indemnity or damages arising from the termination of the Plan and that he or she hereby irrevocably releases the Company and its affiliates from any such claim that may arise.

APPENDIX A

MEMBERS OF EXECUTIVE MANAGEMENT

Executive Officer	Title
Patrick Henry	Chief Executive Officer, President and Chairman of the Board

David Lyle	Chief Financial Officer

Stephen Blake	Vice President, Business Development

Lance Bridges	Vice President of Corporate Development & General Counsel

Andre Chartrand	Vice President, Broadband Engineering

Michael Economy	Vice President of Worldwide Sales

John Graham	Vice President, Marketing

Itzhak Gurantz	Chief Technology Officer

Dale Hancock	Vice President, RF Engineering

Susan Huberman	Vice President, Corporate Marketing & Communications

Jonathan Masel	Vice President, General Manager of Entropic Israel

Anton Monk	Vice President, Technology

Kurt Noyes	Vice President, Finance and Chief Accounting Officer

Timothy Pappas	Vice President, Operations

Suzanne Zoumaras	Vice President, Human Resources

APPENDIX B

2008 BONUS CATEGORIES FOR NAMED EXECUTIVE OFFICERS

Executive Officer	Title	Budget	Target	Stretch	Stretch Plus
Patrick Henry	Chief Executive Officer, President and Chairman of the Board	49.5%	55%	65%	95%

David Lyle	Chief Financial Officer	31.5%	35%	50%	60%

Lance Bridges	Vice President of Corporate Development & General Counsel	31.5%	35%	45%	50%

Michael Economy	Vice President of Worldwide Sales	$125,000	$155,000	$200,000	$225,000

Itzhak Gurantz	Chief Technology Officer	27%	30%	30%	40%

Kurt Noyes	Vice President, Finance and Chief Accounting Officer	22.5%	25%	35%	40%